Exhibit 10.1

Execution Version

THIS AGREEMENT IS SUBJECT TO THE TERMS OF A SUBORDINATION AND INTERCREDITOR AGREEMENT DATED AS OF DECEMBER 31, 2019, BY AND AMONG, AMONG OTHERS, SUBORDINATED HOLDER AND GORDON BROTHERS FINANCE COMPANY, AS SENIOR AGENT (AS AMENDED, RESTATED, SUPPLEMENTED OR OTHERWISE MODIFIED IN ACCORDANCE WITH ITS TERMS, THE “SUBORDINATION AGREEMENT”). IN THE EVENT OF ANY CONFLICT BETWEEN THE TERMS OF THE SUBORDINATION AGREEMENT AND THIS AGREEMENT, THE TERMS OF THE SUBORDINATION AGREEMENT SHALL CONTROL.

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), OR APPLICABLE STATE SECURITIES LAWS AND MAY BE OFFERED, SOLD, ASSIGNED, PLEDGED, HYPOTHECATED, TRANSFERRED OR OTHERWISE DISPOSED OF (EACH, A “TRANSFER”) ONLY IF SUCH SECURITIES ARE REGISTERED UNDER THE SECURITIES ACT AND ANY APPLICABLE STATE SECURITIES LAWS OR IF SUCH TRANSFER IS MADE PURSUANT TO AN EXEMPTION FROM REGISTRATION UNDER THE SECURITIES ACT AND SUCH STATE SECURITIES LAWS AFTER PROVIDING AN OPINION OF COUNSEL TO SUCH EFFECT.

SUBORDINATED NOTE

Dated as of December 31, 2019

FOR VALUE RECEIVED, Apex Global Brands Inc., a Delaware corporation (the “Issuer”), hereby promises to pay, without setoff, deduction, recoupment or counterclaim, to Caransa Groep B.V. (the “Holder”), or its permitted assigns, the principal sum of $275,000.00, together with interest thereon from the date of this Subordinated Note (this “Note”) through the date that all principal and accrued interest under this Note is paid in full.

Subject to the terms hereof, on November 2, 2021 (the “Maturity Date”), the entire outstanding principal balance of this Note, plus any and all accrued and unpaid interest thereon, shall be due and payable in full by the Issuer to the Holder.

Reference is made to that certain Financing Agreement, dated as of August 3, 2018, among the Issuer, certain of its affiliates as guarantors, Gordon Brothers Finance Company, as administrative and collateral agent (the “Senior Agent”), and the lenders party thereto from time to time (as amended, restated, supplemented or otherwise modified from time to time, the “Senior Financing Agreement”). All capitalized terms used in this Note that are not otherwise defined herein shall have the same meanings herein as set forth in the Senior Financing Agreement.

The following is a statement of the rights of Holder and the conditions to which this Note is subject, and to which the Holder, by the acceptance of this Note, and the Issuer agree:

1.Interest. This Note shall bear interest on the principal amount hereof from time to time outstanding until repaid, at a rate per annum equal to the LIBOR Rate (as defined below) plus the Applicable Margin (as defined below). Interest on this Note shall be payable monthly,  in arrears, on the first day of each month, commencing on the first day of the month following the month in which the Note is made and at maturity (whether upon demand, by acceleration or otherwise). Any interest not paid when due shall accrue interest as provided in this Section 1, including clause (iii)(3) of the definition of Applicable Margin below.

“Applicable Margin” means, as of any date of determination:

(i)The relevant Applicable Margin shall be set at the respective level indicated below, based upon the Consolidated EBITDA for the trailing twelve month period of the Issuer and its subsidiaries. For purposes of the immediately preceding sentence,  Consolidated EBITDA of the Issuer and its subsidiaries shall be as defined in the Senior Financing Agreement. Consolidated EBITDA shall be calculated as of the end of the most  recent fiscal quarter of the Issuer and its Subsidiaries for which quarterly financial statements have been delivered to the Senior Agent pursuant to the terms of the Senior Financing Agreement:

Pricing Level	Consolidated EBITDA	Applicable Margin
1	< $10,000,000	8.75%
2	≥ $10,000,000 and < 15,000,000	8.50%
3	≥ $15,000,000	8.25%

(ii)Subject to clause (iii) below, the adjustment of the Applicable Margin (if any) will occur five (5) business days after the date the Senior Agent receives the quarterly financial statements required to be delivered pursuant to the terms of the Senior Financing Agreement.

(iii)	Notwithstanding the foregoing:

(1)the Applicable Margin shall be set at Pricing Level 1 in the table above if for any period the Senior Agent does not receive the financial statements as required pursuant to the terms of the Senior Financing Agreement, and for the period commencing on the date such financial statements were required to be delivered through the date on which such financial statements and certificate are actually received by the Senior Agent;

(2)in the event that the financial information required to be delivered pursuant to the terms of the Senior Financing Agreement is inaccurate, and such inaccuracy, if corrected, would have led to the application of a higher Applicable Margin for any fiscal period, then the Applicable Margin for such fiscal period shall be adjusted retroactively (to the effective date of the determination of the Applicable Margin that was based upon the delivery of such inaccurate financial information) to reflect the correct Applicable Margin, and the Issuer shall promptly make payments to the Holder to reflect such adjustment;

(3)if a default with respect to the terms and conditions of this Note has occurred and is continuing and the Applicable Margin is being determined pursuant to clause (ii) above, the Applicable Margin shall be 10.75% until the date such default is cured or waived; and

(4)any provision or definition of the Senior Financing Agreement incorporated or referenced in this Section 1 shall be deemed at all times to be in the form in which it existed on the date hereof, provided that any modification of the applicable margin table in the definition of Applicable Margin under the Senior Financing Agreement that results in an increase in the overall interest rates from time to time under the Senior Financing Agreement shall automatically modify the Applicable Margin under this Note unless waived by Holder in writing in Holder’s sole and absolute discretion.

“LIBOR Rate” means the greater of (a) two percent (2.00%), and (b) the offered rate per annum for three-month deposits of U.S. Dollars that appears on Reuters Screen Page LIBOR 01 at approximately 11:00 A.M. (London, England time) two (2) business days prior to the first day of such month; provided that, if such rate is not available, the LIBOR Rate shall be deemed to be a comparable successor or alternative rate that is, at such time, designated by the Senior Agent to be the rate utilized under the Senior Financing Agreement in lieu of LIBOR or, if the monetary obligations under the Senior Financing Agreement are no longer outstanding or the Senior Agent has not specified a rate in lieu of LIBOR, the rate that is, at such time, broadly accepted by the loan market in lieu of LIBOR; provided, further, notwithstanding anything to the contrary contained herein, until such time as the monetary obligations under the Senior Financing Agreement are paid in full, any alternative LIBOR Rate utilized under this Note shall not exceed the LIBOR Rate applicable to the Senior Financing Agreement. LIBOR Rate shall be  determined on a monthly basis.

All interest shall be computed on the basis of a year of 360 days for the actual number of days, including the first day but excluding the last day, elapsed

2.Payments. Payments of principal and interest are payable by the Issuer in lawful monies of the United States of America via wire transfer in immediately available funds for deposit in the account(s) designated in writing by the Holder prior to the date of such payment.

3.Rights of Holder. Upon the occurrence and during the continuance of any  default with respect to the terms and conditions of this Note, unless such default has been waived in writing by the Holder, Holder may declare all outstanding obligations and liabilities of the Issuer payable hereunder to be immediately due and payable; provided that, in the case of a default with respect to the terms and conditions of this Note, all amounts payable by the Issuer hereunder, including, without limitation, the principal balance and all accrued interest on this Note, shall automatically become immediately due and payable, without notice, action or election by the Holder. In addition to the foregoing remedies, Holder may exercise any other right, power or remedy granted to it or otherwise permitted to it by law or under any other agreement either by suit in equity or by action at law, or both. No failure on the part of the Holder in exercising any right or remedy hereunder, and no single, partial or delayed exercise by the Holder of any right or remedy shall preclude the full and timely exercise by the Holder at any time of any right or remedy of the Holder hereunder without notice. No course of dealing or other conduct, no oral agreement or representation made by the Holder or usage of trade shall operate as a waiver of any right or remedy of the Holder.

4.Prepayment. This Note may be prepaid in whole or in part at any time, together with any accrued and unpaid interest, without premium, penalty or discount.

5.Successors and Assigns. The rights and obligations of the Issuer and the Holder of this Note shall be binding upon and benefit their respective permitted successors, assigns, heirs, administrators and transferees. The Issuer may not assign this Note, in whole or in part, without the written consent of the Holder. The Holder may not assign this Note, in whole or in part, without the written consent of the Issuer.

6.Waiver and Amendment. Any provision of this Note may be amended, waived or modified upon the written consent of the Issuer and Holder.

7.Notices. All notices and other communications required or permitted hereunder shall be in writing and shall be hand delivered or sent via facsimile, overnight courier service or mailed by certified or registered mail, postage prepaid, return receipt requested, addressed or sent to the respective parties at such address for a party as shall be furnished the other party hereto in writing.

8.Governing Law. THIS NOTE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK APPLICABLE TO CONTRACTS MADE AND TO BE PERFORMED IN THE STATE OF NEW YORK.

9.CONSENT TO JURISDICTION. ANY LEGAL ACTION OR PROCEEDING WITH RESPECT TO THIS NOTE MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK IN THE COUNTY OF NEW YORK, BOROUGH OF MANHATTAN, OR  OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, AND, BY EXECUTION AND DELIVERY OF THIS NOTE, THE ISSUER HEREBY IRREVOCABLY ACCEPTS IN RESPECT OF ITS PROPERTY, GENERALLY AND UNCONDITIONALLY, THE JURISDICTION OF THE AFORESAID COURTS. THE ISSUER HEREBY IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS AND IN ANY SUCH ACTION OR PROCEEDING BY ANY MEANS PERMITTED BY APPLICABLE LAW, INCLUDING, WITHOUT LIMITATION, BY THE MAILING OF COPIES THEREOF BY REGISTERED OR CERTIFIED MAIL, POSTAGE PREPAID, TO THE ISSUER AT 5990 SEPULVEDA

BOULEVARD, SHERMAN OAKS, CA 91411 (OR SUCH OTHER ADDRESS AS SHALL BE DESIGNATED BY WRITTEN NOTICE TO THE HOLDER FROM TIME TO TIME), SUCH SERVICE TO BECOME EFFECTIVE 10 DAYS AFTER SUCH MAILING. THE ISSUER AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING HEREIN SHALL AFFECT THE RIGHT OF THE HOLDER TO SERVICE OF PROCESS IN ANY OTHER MANNER PERMITTED BY LAW OR TO COMMENCE LEGAL PROCEEDINGS OR OTHERWISE PROCEED AGAINST THE ISSUER IN ANY OTHER JURISDICTION. THE ISSUER HEREBY EXPRESSLY AND IRREVOCABLY WAIVES,  TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE JURISDICTION OR LAYING OF VENUE OF ANY SUCH LITIGATION BROUGHT IN ANY SUCH COURT REFERRED TO ABOVE AND ANY CLAIM THAT ANY SUCH LITIGATION HAS BEEN BROUGHT IN AN INCONVENIENT FORUM. TO THE EXTENT THAT THE ISSUER HAS OR HEREAFTER MAY ACQUIRE ANY IMMUNITY FROM JURISDICTION OF ANY COURT OR FROM ANY LEGAL PROCESS (WHETHER THROUGH SERVICE OR NOTICE, ATTACHMENT PRIOR TO JUDGMENT, ATTACHMENT IN AID OF EXECUTION OR OTHERWISE) WITH RESPECT TO ITSELF OR ITS PROPERTY, THE ISSUER HEREBY IRREVOCABLY WAIVES SUCH IMMUNITY IN RESPECT OF ITS OBLIGATIONS UNDER THIS NOTE.

10.WAIVER OF JURY TRIAL. EACH PARTY HERETO HEREBY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM CONCERNING ANY RIGHTS UNDER THIS NOTE, OR UNDER ANY AMENDMENT, WAIVER, CONSENT, INSTRUMENT, DOCUMENT OR OTHER NOTE DELIVERED OR WHICH IN THE FUTURE MAY BE DELIVERED IN CONNECTION THEREWITH, OR ARISING FROM ANY FINANCING RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION, PROCEEDINGS OR COUNTERCLAIM SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY. ISSUER CERTIFIES THAT NO OFFICER, REPRESENTATIVE, AGENT OR ATTORNEY OF THE HOLDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT HOLDER WOULD NOT, IN THE EVENT OF ANY ACTION, PROCEEDING OR COUNTERCLAIM, SEEK TO ENFORCE THE FOREGOING WAIVERS. ISSUER HEREBY ACKNOWLEDGES THAT THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE HOLDER ENTERING INTO THIS NOTE

11.Entire Agreement. This Note contains the entire agreement between the parties with respect to the subject matter hereof, and supersedes every course of dealing, other conduct, oral agreement or representation previously made by the parties. In the event that any court of competent jurisdiction shall determine that any provision, or portion thereof, contained in this Note shall be unenforceable in any respect, then such provision shall be deemed limited to the extent that such court deems it enforceable, and the remaining provisions of this Note shall nevertheless remain in full force and effect.

12.Subordination. Notwithstanding anything contained in this Note to the contrary, the rights and benefits of the Holder hereof, including any successor or assign, are subject and subordinated pursuant to the terms of the Subordination Agreement, and Holder shall not exercise any rights or remedies under this Note except as expressly permitted by the Subordination Agreement.

[Signature Page Follows]

IN WITNESS WHEREOF, the Issuer has caused this Note to be duly executed as of the date first above indicated.

APEX GLOBAL BRANDS INC., as Issuer

By:	/s/ Henry Stupp
Name:	Henry Stupp
Title:	CEO

Signature Page to
Caransa Subordinated Note

AGREED AND ACCEPTED:

CARANSA GROEP B.V.

By:	/s/ P.C. Langenberg
Name:	P.C. Langenberg
Title:	Director

By:	/s/ S. Caransa
Name:	S. Caransa
Title:	Director

Signature Page to

Caransa Subordinated Note